FORM T-1

	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549

	Statement of Eligibility and Qualification Under the
	Trust Indenture Act of 1939 of a Corporation
	Designated to Act as Trustee


	SEATTLE-FIRST NATIONAL BANK
	(Exact Name of Trustee as Specified in its Charter)

---------------------------------		91-0402650
(State of Incorporation				(I.R.S. Employer
if not a National Bank				Identification No.)

701 Fifth Avenue					98124
Seattle, WA						(Zip Code)
(Address of Principal Executive Offices)


	METROPOLITAN MORTGAGE & SECURITIES CO., INC.
	(Exact Name of Obligor as Specified in its Charter)

	Washington						91-0609840

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)


West 929 Sprague Avenue
Spokane, WA 99204
(Address of Principal Executive Offices)

	(Title of the Indenture Securities)

	Installment Debentures, Series I
	and
	Installment Debentures, Series II


1.	General Information.  Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

	Comptroller of the Currency, Washington D.C. 20521
	Federal Deposit Insurance Corporation, Washington, D.C.
	Board of Governors of the Federal Reserve System, Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

			Yes.

2.	Affiliations with Obligor and Underwriters.  If the Obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

	No such affiliation exists with the Trustee, Seattle-First National Bank or its Parent, Bank of America Corporation.

3.	Voting Securities of the Trustee.  Furnish the following information as to each class of voting securities of the Trustee:

	As of November 29, 1995

		Col. A					Col. B
	Title of Class				Amount Outstanding

		Common Stock				150 shares

4.	Trusteeships Under Other Indentures.  If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

	(a)	Title of securities outstanding under each such other
indenture:

		None

	(b)	A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities used under such other indenture.

		Not applicable.

5.	Interlocking Directories and Similar Relationships with the Obligor or its Officials. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor, identify each such person having any such connection and state the nature of each such connection.

			None.

 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

As of November 29, 1995

Col. A		Col. B		Col. C		Col. D
Name of		Title			Amount Owned	Percentage of
Owner		of Class		Beneficially	Voting Securities
									Represented by
									Amount Given
									in Col. C.
---------------------------------------------------------------------

None

7.	Voting Securities of the Trustee Owned by Underwriters or Their
Officials. Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

	As of November 29, 1995
Col. A		Col. B		Col. C		Col. D
Name of		Title			Amount Owned	Percentage of
Owner		of Class		Beneficially	Voting Securities
									Represented by
									Amount Given
									in Col. C.
---------------------------------------------------------------------

None.

8.	Securities of the Obligor Owned or Held by the Trustee.  Furnish the
following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

	As of November 29, 1995

Col. A	Col. B	Col. C			Col. D
Title of		Whether the	Amount Owned		Percent of Class
				Securities are	Beneficially or		Represented by
				Voting or		Held as Collateral	Amount Given
				Nonvoting		for Obligations	in Col. C.
				Securities		in Default Trustee
---------------------------------------------------------------------

None.

9.	Securities of Underwriters owned or Held by the Trustee.  If the
Trustee owns beneficially or holds as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which as so owned or held by the Trustee.

	As of November 29, 1995

Col. A			Col. B		Col. C		Col. D
Name of Issuer	Amount		Amount Owned	Percent of
and Title of 	Outstanding 	Beneficially 	Class Represented
Class						or Held as		by Amount Given
							Collateral for	in Col. C
							Obligations in
							Default by Trustee
---------------------------------------------------------------------

None.

10.	Ownership or Holdings by the Trustee of Voting Securities of
Certain Affiliates or Security Holders of the Obligor. If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

	As of November 29, 1995

Col. A			Col. B		Col. C		Col. D
Name of Issuer	Amount		Amount Owned	Percent of Class
and Title of 	Outstanding	Beneficially 	Represented by
Class						or Held as 	Amount Given
							Collateral 	In Col. C
							Security for
							Obligations in
							Default by Trustee
---------------------------------------------------------------------

None.

11.	Ownership or Holdings by the Trustee of any Securities of a
Person Owning 50% or More of the voting Securities of the Obligor. If the Trustee owns beneficially or holds as collateral security for obligations in default any Securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

	As of November 29, 1995

Col. A			Col. B		Col. C		Col. D
Name of Issuer	Amount		Amount Owned	Percent of Class
and Title of		Outstanding	Beneficially	Represented by
Class						Held as 		Amount Given
							Collateral 	In Col. C
							Security for
							Obligations in
							Default by Trustee
---------------------------------------------------------------------

None.

12.	Indebtedness of the Obligor to the Trustee.  Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

	As of November 29, 1995

Col. A				Col. B			Col. C
Nature of			Amount Outstanding	Date Due
Indebtedness

None.

13.	Defaults by the Obligor.

	(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

		Not applicable.

	(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

		Not applicable

14.	Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

		Not applicable.

15.	Foreign Trustee.  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

		Not applicable.

16.	List of Exhibits.  List below all exhibits filed as part of
this statement of eligibility and qualification.

	1.	Articles of association of Seattle-First National Bank.
(Attached)

	2.	Certificate of Authority of Seattle-First National Bank to
Commence Business.

	3.	Authorization of the Trustee to exercise corporate trust
powers.

	4.	Bylaws of Seattle-First National Bank.  (Attached)

	5.	Consents of Seattle-first National Bank required by Section
321(b) of the Act. (Attached)

	6.	Latest Report of Condition of Seattle-First National Bank.
(Attached)

	SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Seattle-First National Bank, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 29th day of November 1995.

SEATTLE-FIRST NATIONAL BANK
by BankAmerica State Trust Company
as Authorized Agent

     /S/ Dyan M. Huhta
By____________________________________
Dyan M. Huhta
Assistant Vice President


	Exhibit 6 (to Form T-1)

	CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Metropolitan Mortgage & Securities Co., Inc. of Installment Debentures, Series I and Investment Debentures, Series II, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


					SEATTLE-FIRST NATIONAL BANK
					BY BankAmerica State Trust Company
					as Authorized Agent

					/S/ Dyan M. Huhta

					By__________________________________
					Dyan M. Huhta
                       	Assistant Vice President
Dated: